Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations, Mergers & Acquisition and Treasurer Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH REPORTS THIRD QUARTER FISCAL 2024 RESULTS

UPDATING GUIDANCE FOR PRODUCT SUPPORT SALE

RADNOR, Pa. – February 7, 2024 – Triumph Group, Inc. (NYSE: TGI) ("TRIUMPH" or the “Company”) today reported financial results for its third quarter of fiscal 2024, which ended December 31, 2023.

Third Quarter Fiscal 2024

•
Results of Product Support business reported as Discontinued Operations
•
Net sales of $285.0 million; Organic sales growth of 13%
•
Operating income of $19.7 million with operating margin of 6.9%; adjusted operating income of $19.8 million with adjusted operating margin of 6.9%
•
Net loss from continuing operations of ($11.9) million, or $(0.15) per share; adjusted net loss from continuing operations of ($12.9) million, or ($0.16) per share
•
Adjusted EBITDAP of $27.7 million with Adjusted EBITDAP margin of 9.8%
•
Adjusted EBITDAP for the remaining Systems and Support business of $39.4 million with an Adjusted EBITDAP margin of 16.4%
•
Cash provided by operations of $27.6 million and free cash flow of $22.4 million

Fiscal 2024 Guidance

•
Updating net sales to a range of $1.17 billion to $1.20 billion, reflecting 11 - 14% organic growth
•
Updating operating income to a range of $100.0 million to $110.0 million, reflecting operating margin of 9%
•
Updating adjusted EBITDAP to a range of $157.0 million to $167.0 million, reflecting Adjusted EBITDAP margin of 13-14%
•
Reaffirmed cash flow from operations of $65.0 million to $85.0 million, free cash flow of $40.0 million to $55.0 million, subject to the timing of closing of the sale of Product Support
•
Pro forma net leverage of 4.0x net debt to Adjusted EBITDAP

“The announced sale of our Product Support business will be transformative for our balance sheet and is on track for closure this quarter which will meaningfully accelerate our deleveraging progress,” said Dan Crowley, TRIUMPH's chairman, president and chief executive officer. “Following the divestiture, we are right sizing our cost structure to achieve our multi-year profit margin and cash flow targets. By strengthening our balance sheet and focusing on our OEM component, spares and IP-based aftermarket business, TRIUMPH will further improve its capacity to win and profitably grow in the expanding markets we serve."

"TRIUMPH generated its seventh consecutive quarter of year over year organic sales growth benefiting from increased commercial OEM production rates. TRIUMPH generated positive free cash flow in the quarter, although earnings and cash were lower than planned due to a finite set of industry-wide supply chain constraints which impacted deliveries in the quarter. We expect a very strong fourth quarter that benefits from deferred deliveries, historical seasonality, improving mix and incremental price improvements as well as working capital investments we made in the first half of the year.”

Mr. Crowley continued, “TRIUMPH accelerated new business capture with a year-to-date book to bill rate of 1.34, lifting our backlog 20% year over year to the highest level since March 2020. Going forward, the new TRIUMPH will deliver top and bottom-line growth rates at or above the market as we benefit from a focus on OEM and related aftermarket product lines.”

Third Quarter Fiscal 2024 Overview

	Three Months Ended December 31,
($ in millions)	2023	2022
Commercial OEM	$142.3	$120.0
Military OEM	61.1	61.7
Total OEM Revenue	203.4	181.7

Commercial Aftermarket	35.1	30.9
Military Aftermarket	38.3	39.1
Total Aftermarket Revenue	73.4	70.0

Non-Aviation Revenue	7.3	9.5
Amortization of acquired contract liabilities	0.8	0.4
Total Net Sales*	$285.0	$261.7
* Differences due to rounding
Note> Aftermarket sales include both repair & overhaul services and spare parts sales.

Excluding impacts from divestitures and exited or sunsetting programs, organic Commercial OEM sales increased $30.7 million, or 27.5% primarily on production volumes on Boeing 737 and 787 programs.

Military OEM sales decreased from prior year as decreased sales on military rotorcraft were partially offset by increased volume on other military programs, including fixed wing platforms.

Aftermarket sales include both repair and overhaul services as well as the sales of spare parts. Commercial Aftermarket sales increased $4.2 million, or 13.8%, driven by the continued improvement in overall air travel metrics, favorably impacting both repair and overhaul services and spare part sales. The impacts from divestitures and exited or sunsetting programs on Commercial aftermarket sales was not significant.

Military aftermarket sales decreased primarily on reduced repair and overhaul sales on the UH-60 platform.

TRIUMPH's results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(10.8)	$(11.9)	$(0.15)
Adjustments
Debt extinguishment gain	(1.0)	(1.0)	(0.01)

Adjusted Income from Continuing Operations - non-GAAP	$(11.8)	$(12.9)	$(0.16)

The number of shares used in computing diluted income per share for the third quarter of 2024 was 76.9 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.87 billion, up 18% from prior fiscal year end. This increase was primarily on commercial OEM platforms.

For the third quarter of fiscal 2024, cash flow provided by operations was $27.6 million, which was in line with expectations previously provided.

Conference Call

TRIUMPH will hold a conference call today, February 7th, at 8:30 a.m. (ET) to discuss the third quarter of fiscal 2024 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at https://www.triumphgroup.com/filings-financial/quarterly-results. An audio replay will be available from February 7th to February 13th by calling (844) 344-7529 (Domestic) or (412) 317-0088 (International), passcode #7026058.

About TRIUMPH

TRIUMPH, headquartered in Radnor, Pennsylvania, designs, develops, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems and components. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about TRIUMPH can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings, operational efficiencies and organizational restructurings and our evaluation of potential adjustments to reported amounts, as described above. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
CONDENSED STATEMENTS OF OPERATIONS	2023	2022	2023	2022
Net sales	$284,955	$261,662	$833,456	$805,104
Cost of sales (excluding depreciation shown below)	214,972	190,014	618,742	588,009
Selling, general & administrative	42,846	39,497	135,479	142,019
Depreciation & amortization	7,383	7,798	22,062	24,473
Legal judgment loss	—	—	1,338	—
Restructuring costs	43	—	1,985	1,074
Loss (gain) on sale of assets and businesses, net	—	720	12,208	(103,163)
Operating income	19,711	23,633	41,642	152,692
Interest expense and other, net	32,419	30,769	94,354	83,262
Debt modification and extinguishment (gain) loss	(1,046)	1,441	(5,125)	1,441
Warrant remeasurement gain	—	(5,537)	(8,545)	(5,537)
Non-service defined benefit income	(820)	(8,576)	(2,460)	(25,725)
Income tax expense	1,069	24	3,348	2,669
(Loss) income from continuing operations	(11,911)	5,512	(39,930)	96,582
(Loss) income from discontinued operations, net of tax	(3,991)	5,440	4,569	10,554
Net (loss) income	$(15,902)	$10,952	$(35,361)	$107,136
(Loss) earnings per share - basic:
Net (loss) income - continuing operations	$(0.15)	$0.09	$(0.55)	$1.49
Net (loss) income- discontinued operations	(0.05)	0.08	0.06	0.16
(Loss) earnings per share - basic	$(0.20)	$0.17	$(0.49)	$1.65
Weighted average common shares outstanding - basic	76,895	65,066	73,200	64,969
(Loss) earnings per share - diluted:
Net (loss) income- continuing operations	$(0.15)	$—	$(0.55)	$1.37
Net (loss) income- discontinued operations	(0.05)	0.08	0.06	0.16
(Loss) earnings per share - diluted	$(0.20)	$0.08	$(0.49)	$1.53
Weighted average common shares outstanding - diluted	76,895	68,454	73,200	66,346

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited December 31, 2023	Audited March 31, 2023
Assets
Cash and cash equivalents	$162,899	$227,403
Accounts receivable, net	127,494	156,116
Contract assets	89,406	86,740
Inventory, net	352,188	309,084
Prepaid and other current assets	16,578	14,073
Assets held for sale	180,642	140,096
Current assets	929,207	933,512
Property and equipment, net	141,583	138,622
Goodwill	511,571	509,449
Intangible assets, net	67,308	73,898
Other, net	26,913	28,697
Assets held for sale - noncurrent	—	30,666
Total assets	$1,676,582	$1,714,844
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$3,342	$3,162
Accounts payable	133,550	173,575
Contract liabilities	40,182	44,095
Accrued expenses	140,092	141,679
Liabilities related to assets held for sale	32,216	34,413
Current liabilities	349,382	396,924
Long-term debt, less current portion	1,627,810	1,688,620
Accrued pension and post-retirement benefits, noncurrent	301,661	359,375
Deferred income taxes, noncurrent	7,356	7,268
Other noncurrent liabilities	60,653	59,988
Liabilities related to assets held for sale - noncurrent	—	65
Stockholders' Deficit:
Common stock, $.001 par value, 200,000,000 and 100,000,000 shares authorized, 76,856,572 and 65,432,589 shares issued	77	65
Capital in excess of par value	1,107,241	964,741
Treasury stock, at cost, 631 and 0 shares	(5)	—
Accumulated other comprehensive loss	(534,676)	(554,646)
Accumulated deficit	(1,242,917)	(1,207,556)
Total stockholders' deficit	(670,280)	(797,396)
Total liabilities and stockholders' deficit	$1,676,582	$1,714,844

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Nine Months Ended December 31,
	2023	2022
Operating Activities
Net (loss) income	$(35,361)	$107,136
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	25,688	27,115
Amortization of acquired contract liability	(1,951)	(1,832)
Loss (gain) on sale of assets and businesses	12,208	(103,163)
Gain on modification and extinguishment of debt	(5,125)	—
Other amortization included in interest expense	4,458	4,857
Provision for credit losses	855	495
Warrants remeasurement gain	(8,545)	(6,435)
Share-based compensation	8,788	6,420
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	16,926	(8,579)
Contract assets	(4,144)	(14,667)
Inventories	(49,545)	(39,829)
Prepaid expenses and other current assets	(880)	839
Accounts payable, accrued expenses, and contract liabilities	(30,502)	(63,014)
Accrued pension and other postretirement benefits	(3,352)	(25,647)
Other, net	2,207	4,013
Net cash used in operating activities	(68,275)	(112,291)
Investing Activities
Capital expenditures	(16,258)	(12,274)
Payments on sale of assets and businesses	(6,840)	(6,160)
Investment in joint venture	(1,658)	—
Net cash used in investing activities	(24,756)	(18,434)
Financing Activities
Proceeds from issuance of long-term debt	2,000	—
Retirement of debt and finance lease obligations	(50,585)	(1,809)
Payment of deferred financing costs	(1,728)	—
Proceeds on issuance of common stock, net of issuance costs	79,961	—
Repurchase of shares for share-based compensation minimum tax obligation	(1,287)	(3,490)
Net cash provided by (used in) financing activities	28,361	(5,299)
Effect of exchange rate changes on cash	166	(5,425)
Net change in cash and cash equivalents	(64,504)	(141,449)
Cash and cash equivalents at beginning of period	227,403	240,878
Cash and cash equivalents at end of period	$162,899	$99,429

(CONTINUED)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
SEGMENT DATA	2023	2022	2023	2022
Net sales:
Systems & Support	$241,109	$218,196	$718,238	$633,678
Interiors	44,080	43,606	115,955	171,769
Elimination of inter-segment sales	(234)	(140)	(737)	(343)
	$284,955	$261,662	$833,456	$805,104
Operating income (loss):
Systems & Support	$33,846	$31,586	$111,898	$90,308
Interiors	(2,124)	5,022	(8,048)	8,645
Corporate	(10,569)	(12,085)	(53,420)	60,159
Share-based compensation expense	(1,442)	(890)	(8,788)	(6,420)
	$19,711	$23,633	$41,642	$152,692
Operating margin %
Systems & Support	14.0%	14.5%	15.6%	14.3%
Interiors	(4.8%)	11.5%	(6.9%)	5.0%
Consolidated	6.9%	9.0%	5.0%	19.0%

Depreciation and amortization^:
Systems & Support	$6,393	$6,593	$18,805	$19,805
Interiors	584	691	1,911	3,059
Corporate	406	514	1,346	1,609
	$7,383	$7,798	$22,062	$24,473
Amortization of acquired contract liabilities:
Systems & Support	$(800)	$(442)	$(1,965)	$(1,832)
	$(800)	$(442)	$(1,965)	$(1,832)

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC, AND SUBSIDIARES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release annual audited and quarterly unaudited financial statements prepared in accordance with U.S. GAAP. In accordance with Securities and Exchange Commission (the "SEC") rules, we also disclose and discuss certain non-GAAP financial measures in our public filings and earning releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA, which is our income (loss) from continuing operations before interest and gains or losses on debt extinguishment, income taxes, amortization of acquired contract liabilities, consideration payable to customer related to divestitures, legal judgments and settlements, gains/loss on divestitures, gains/losses on warrant remeasurements and warrant-related transaction costs, share-based compensation expense, depreciation and amortization (including impairment of long-lived assets), other non-recurring impairments, and the effects of certain pension charges such as curtailments, settlements, withdrawals, and other early retirement incentives; and Adjusted EBITDAP, which is Adjusted EBITDA, before pension expense or benefit (excluding pension charges already adjusted in Adjusted EBITDA). We disclose Adjusted EBITDA on a consolidated and Adjusted EBITDAP on a consolidated and a reportable segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations with our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the U.S. GAAP financial measure most directly comparable to such measures is income (loss) from continuing operations. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from income (loss) from continuing operations the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under U.S. GAAP and should not be considered as a measure of liquidity, as an alternative to income (loss) from continuing operations, or as an indicator of any other measure of performance derived in accordance with U.S. GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as a substitute for any U.S. GAAP financial measure, including income (loss) from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to income (loss) from continuing operations set forth below, in our earnings releases, and in other filings with the SEC and to carefully review the U.S. GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the U.S. GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our U.S. GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities, partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our income (loss) from continuing operations has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of noncash charges, such as depreciation and amortization, and nonoperating items, such as interest, income taxes, pension and other postretirement benefits, provides additional information about our cost structure and, over time, helps track our operating progress. In addition, investors, securities analysts, and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide financial measures by which to compare our operating performance against that of other companies in our industry.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Set forth below are descriptions of the financial items that have been excluded from our income (loss) from continuing operations) to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using these non-GAAP financial measures as compared with income (loss) from continuing operations:

•
Gains or losses from sale of assets and businesses may be useful for investors to consider because they reflect gains or losses from sale of operating units or other assets. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Warrants remeasurement gains or losses and Warrant-related transaction costs may be useful for investors to consider because they reflect the mark-to-market changes in the fair value of our Warrants and the costs associated with Warrants issuance. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Consideration payable to a customer related to a divestiture may be useful for investors to consider because it reflects consideration paid to facilitate the ultimate sale of operating units. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Shareholder cooperation expenses may be useful for investors to consider because they represent certain costs of corporate governance that may be incurred periodically when reaching cooperative agreements with shareholders. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Legal judgments and settlements, when applicable, may be useful for investors to consider because it reflects gains or losses from disputes with third parties. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Non-service defined benefit income or expense from our pension and other postretirement benefit plans (inclusive of certain pension related transactions such as curtailments, settlements, withdrawal, and early retirement or other incentives) may be useful for investors to consider because they represent the cost of postretirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the noncash earnings on the fair value of off-market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization expense and nonrecurring asset impairments (including goodwill, intangible asset impairments, and nonrecurring rotable inventory impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of trade names, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Depreciation may be useful for investors to consider because it generally represents the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Share-based compensation may be useful for investors to consider because it represents a portion of the total compensation to management and the board of directors. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

•
The amount of interest expense and other, as well as debt extinguishment gains or losses, we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other and debt extinguishment gains or losses to be a representative component of the day-to-day operating performance of our business.
•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our income (loss) from continuing operations for the indicated periods (in thousands):

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2023	2022	2023	2022
(Loss) income from continuing operations	$(11,911)	$5,512	$(39,930)	$96,582
Add-back:
Income tax expense	1,069	24	3,348	2,669
Interest expense and other, net	32,419	30,769	94,354	83,262
Debt modification and extinguishment (gain) loss	(1,046)	1,441	(5,125)	1,441
Warrant remeasurement gain	—	(5,537)	(8,545)	(5,537)
Legal judgment loss	—	—	1,338	—
Consideration payable to customer related to divestiture	—	—	—	17,185
Shareholder cooperation expenses	—	—	1,905	—
Loss (gain) on sales of assets and businesses, net	—	720	12,208	(103,163)
Share-based compensation	1,442	890	8,788	6,420
Amortization of acquired contract liabilities	(800)	(442)	(1,965)	(1,832)
Depreciation and amortization	7,383	7,798	22,062	24,473
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$28,556	$41,175	$88,438	$121,500
Non-service defined benefit income (excluding settlements)	(820)	(8,576)	(2,460)	(25,725)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$27,736	$32,599	$85,978	$95,775
Net sales	$284,955	$261,662	$833,456	$805,104
(Loss) income from continuing operations margin	(4.2%)	2.1%	(4.8%)	12.0%
Adjusted EBITDAP margin	9.8%	12.5%	10.3%	11.7%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended December 31, 2023
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors	Corporate/ Eliminations*
Loss from continuing operations	$(11,911)
Add-back:
Non-service defined benefit income	(820)
Income tax expense	1,069
Debt extinguishment gain	(1,046)
Interest expense and other, net	32,419
Operating income (loss)	$19,711	$33,846	$(2,124)	$(12,011)
Share-based compensation	1,442	—	—	1,442
Amortization of acquired contract liabilities	(800)	(800)	—	—
Depreciation and amortization	7,383	6,393	584	406
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$27,736	$39,439	$(1,540)	$(10,163)
Net sales	$284,955	$241,109	$44,080	$(234)
Adjusted EBITDAP margin	9.8%	16.4%	(3.5%)	n/a

	Nine Months Ended December 31, 2023
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors	Corporate/ Eliminations*
Loss from continuing operations	$(39,930)
Add-back:
Non-service defined benefit income	(2,460)
Income tax expense	3,348
Warrant remeasurement gain, net	(8,545)
Debt extinguishment gain	(5,125)
Interest expense and other, net	94,354
Operating income (loss)	$41,642	$111,898	$(8,048)	$(62,208)
Loss on sales of assets & businesses, net	12,208	—	—	12,208
Shareholder cooperation expenses	1,905	—	—	1,905
Legal judgment loss	1,338	—	—	1,338
Share-based compensation	8,788	—	—	8,788
Amortization of acquired contract liabilities	(1,965)	(1,965)	—	—
Depreciation and amortization	22,062	18,805	1,911	1,346
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$85,978	$128,738	$(6,137)	$(36,623)
Net sales	$833,456	$718,238	$115,955	$(737)
Adjusted EBITDAP margin	10.3%	18.0%	(5.3%)	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended December 31, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors	Corporate/ Eliminations*
Income from continuing operations	$5,512
Add-back:
Non-service defined benefit income	(8,576)
Income tax expense	24
Warrant remeasurement gain	(5,537)
Debt extinguishment loss	1,441
Interest expense and other, net	30,769
Operating income (loss)	$23,633	$31,586	$5,022	$(12,975)
Loss on sales of assets & businesses, net	720	—	—	720
Share-based compensation	890	—	—	890
Amortization of acquired contract liabilities	(442)	(442)	—	—
Depreciation and amortization	7,798	6,593	691	514
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$32,599	$37,737	$5,713	$(10,851)
Net sales	$261,662	$218,196	$43,606	$(140)
Adjusted EBITDAP margin	12.5%	17.3%	13.1%	n/a

	Nine Months Ended December 31, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors	Corporate/ Eliminations*
Income from continuing operations	$96,582
Add-back:
Non-service defined benefit income	(25,725)
Income tax expense	2,669
Warrant remeasurement gain	(5,537)
Debt extinguishment loss	1,441
Interest expense and other, net	83,262
Operating income	$152,692	$90,308	$8,645	$53,739
Gain on sales of assets & businesses, net	(103,163)	—	—	(103,163)
Consideration payable to customer related to divestiture	17,185	—	17,185	—
Share-based compensation	6,420	—	—	6,420
Amortization of acquired contract liabilities	(1,832)	(1,832)	—	—
Depreciation and amortization	24,473	19,805	3,059	1,609
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$95,775	$108,281	$28,889	$(41,395)
Net sales	$805,104	$633,678	$171,769	$(343)
Adjusted EBITDAP margin	11.7%	17.1%	15.3%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended December 31, 2023
(amounts in '000s, except per share amounts)	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(10,842)	$(11,911)	$(0.15)
Adjustments:
Restructuring costs	43	43	0.00
Debt modification and extinguishment gain	(1,046)	(1,046)	(0.01)
Adjusted loss from continuing operations - non-GAAP	$(11,845)	$(12,914)	$(0.16)

	Nine Months Ended December 31, 2023
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(36,582)	$(39,930)	$(0.55)
Adjustments:
Loss on sale of assets and businesses, net	12,208	12,208	0.17
Restructuring costs	1,985	1,985	0.03
Shareholder cooperation expenses	1,905	1,905	0.03
Debt extinguishment gain	(5,125)	(5,125)	(0.07)
Legal judgment	1,338	1,338	0.02
Adjusted loss from continuing operations - non-GAAP*	$(24,271)	$(27,619)	$(0.38)
*Difference due to rounding.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

	Three Months Ended December 31, 2022
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$5,536	$5,512
GAAP EPS Numerator Adjustments:
Warrant related items	$(5,730)	$(5,730)

GAAP EPS Numerator:	$(194)	$(218)	$(0.00)
Adjustments:
Loss on sale of assets and businesses, net	720	720	0.01
Debt modification and extinguishment loss	1,441	1,441	0.02
Warrant issuance costs	899	899	0.01
Adjusted income from continuing operations - non-GAAP*	$2,866	$2,842	$0.04
*Difference due to rounding.

	Nine Months Ended December 31, 2022
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$99,251	$96,582
GAAP EPS Numerator Adjustments:
Warrant related items	$(5,730)	$(5,730)

GAAP EPS Numerator:	$93,521	$90,852	$1.37
Adjustments:
Income on sale of assets and businesses, net	(103,163)	(103,163)	(1.55)
Restructuring costs (cash based)	1,074	1,074	0.02
Consideration payable to customer related to divestiture^	17,185	17,185	0.26
Debt modification and extinguishment loss	1,441	1,441	0.02
Warrant issuance costs	899	899	0.01
Adjusted income from continuing operations - non-GAAP*	$10,957	$8,288	$0.12
*Difference due to rounding.
^Recorded in net sales.

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2023	2022	2023	2022
Operating income - GAAP	$19,711	$23,633	$41,642	$152,692
Adjustments:
Loss (gain) on sale of assets and businesses, net	—	720	12,208	(103,163)
Legal judgment loss	—	—	1,338	—
Restructuring costs (cash based)	43	—	1,985	1,074
Shareholder cooperation expenses	—	—	1,905	—
Consideration payable to customer related to divestiture	—	—	—	17,185
Adjusted operating income - non-GAAP	$19,754	$24,353	$59,078	$67,788
Adjusted operating margin - non-GAAP	6.9%	9.3%	7.1%	8.2%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Fiscal 2024
($ in millions)	Guidance
Operating Income	$100.0 - $110.0
Adjustments:
Loss on sale of assets and businesses	$12.0
Shareholder cooperation expenses	$1.9
Legal judgment loss	$1.3
Restructuring costs (cash based)	$2.0
Depreciation & Amortization	$30.8
Amortization of acquired contract liabilities	($3.0)
Share-based compensation	$10.0
Adjusted EBITDAP - non-GAAP	$157.0 - $167.0

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended December 31,		Nine Months Ended December 31,		Fiscal 2024 Guidance
$ in millions	2023	2022	2023	2022
Cash provided by (used in) operating activities	$27.6	$0.1	$(68.3)	$(112.3)	$ 65.0 - $ 85.0
Less:
Capital expenditures	(5.3)	(5.1)	(16.3)	(12.3)	$ (25.0) - $ (30.0)
Free cash flow (use)*	$22.4	$(5.0)	$(84.5)	$(124.6)	$ 40.0 - $ 55.0
* Differences due to rounding